                                                                    EXHIBIT 99.1

                        INDEPENDENT AUDITORS' STATEMENT

                                                              September 30, 1997

IMNET Systems, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

Ladies and Gentlemen:

Pursuant to Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, we inform you that we have been furnished a copy of Form 12b-25 to be filed by IMNET Systems, Inc. on or about September 30, 1997, which contains notification of the registrant's inability to file its Form 10-K by September 29, 1997. We have read the Company's statements contained in
Part III therein and we agree with the stated reasons as to why we have been unable to complete our audit and report on the consolidated financial statements for the year ended June 30, 1997, to be included in Form 10-K.

                                          Very truly yours,

                                          KPMG Peat Marwick LLP